EXHIBIT 10.35

                               AMENDMENT OF
                         STOCK PURCHASE AGREEMENT
                                   AND
                        SECURITY AND PLEDGE AGREEMENT


      This Amendment of Stock Purchase Agreement and Security and Pledge Agreement (this "Amendment") is dated as of the 15th day of June, 1998 by and among (i) Carnival Corporation ("CCL") and (ii) Sherwood M. Weiser ("Weiser"), Donald E. Lefton ("Lefton"), Thomas F. Hewitt ("Hewitt"), Peter Sibley ("Sibley"), W. Peter Temling ("Temling") and Robert B. Sturges ("Sturges") (Weiser, Lefton, Hewitt, Sibley, Temling and Sturges are sometime collectively referred to herein a the "Buyers" and individually as a "Buyer").

                        R E C I T A L S:

      A. CCL and the Buyers entered into that certain Stock Purchase Agreement dated as of November 30, 1994 (the "Purchase Agreement") pursuant to which the Buyers acquired an aggregate of 2,610,000 (as adjusted for 2-for-1 stock split) shares of CHC International, Inc. ("CHC") Common Stock.

      B. The purchase price for such shares of CHC Common Stock was paid by each Buyer's delivery to CCL of (a) such Buyer's promissory note in the amount set forth in the Agreement (collectively, the "Original Notes") and (b) a Security and Pledge Agreement dated as of November 30, 1994, pursuant to which each Buyer granted to CCL a security interest in and to the CHC Common Stock it acquired pursuant to the Agreement (each, a "Pledge Agreement").

      C. The entire principal balance and all interest accrued under the Original Notes remains outstanding on the date hereof.

      D. The Buyers desire to exchange the shares of CHC Common Stock for shares of Wyndham International, Inc. ("Wyndham") Series A Redeemable Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock pursuant to that certain Agreement and Plan of Merger by and among Patriot American Hospitality Operating Company (n/k/a Wyndham International, Inc.), Patriot American Hospitality, Inc. and CHC dated as of September 30, 1997 and other documents contemplated thereby (collectively, the "Merger Documents").

      E. Certain shares of CHC Common Stock are currently pledged as collateral for the Original Notes. The Buyers desire to substitute such collateral with shares of (i) CSMC-Management Services Inc. (which name may be later changed to CCR International, Inc.) Common Stock (the "CSMC Shares") and (ii) Wyndham Series A Redeemable Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock, in the amounts set forth on Exhibit A hereto (the "WYNDHAM Shares", which together with the CSMC Shares shall be referred to herein as the "WYNDHAM/CSMC Shares").

      F. CCL has agreed to accept the Wyndham/CSMC Shares as substitute collateral as for the loans evidenced by the Original
Notes further provided herein.


      G. The principal balance of the loans evidenced by the Original Notes, will be renewed and evidenced by Renewal
Promissory Notes dated the date hereof from each of the Buyers
(the "Renewal Notes").

      In consideration of these recitals and the covenants contained in this Amendment, the parties agree as follows:

      1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

      2. Recitals. The parties hereto acknowledge and agree that the foregoing recitals are true and correct and constitute a part of this Amendment.

      3.    Amendments of the Purchase Agreement.

           (a) Section 4.1 of the Purchase Agreement shall be deleted and replaced in its entirety with the following:

           "4.1 Sale and Purchase. Subject to Article V, at any time between May 30, 1996 and June 30, 1999, upon written notice from Weiser (the "Put Notice"), CCL shall purchase from Buyers, on the date and in the manner set forth in this Article IV, all (but not less than all) of the CSMC Management Services, Inc. Common Stock, par value $.01 per share, (the "CSMC Shares") and the Wyndham International, Inc. Series A Redeemable Convertible Preferred Stock, par value $.01 per share, and Series B Redeemable Convertible Preferred Stock, par value $.01 per share, (the "WYNDHAM Shares", which collectively with the CSMC Shares shall be referred to as the "WYNDHAM/CSMC Shares"), described on Exhibit A to the Amendment of Stock Purchase Agreement and Security and Pledge Agreement dated June 15, 1998 then held by Buyers, at the Purchase Price paid by Buyers hereunder, together with an amount necessary so that the aggregate purchase price to be paid by CCL pursuant to this
           Article IV returns to each Buyer his original investment of $6.25 per share of CHC International, Inc. Common Stock (as adjusted for the 2-for-1 stock split) purchased from CCL on the date of CCL's sale of the Purchased Shares hereunder (the "Closing Date") and also provides such Buyer with a rate of return thereon of 6.10% per annum, in each case from the Closing Date until the date the Wyndham/CSMC Shares are acquired by CCL pursuant to this Article
           IV. Each of the Buyers agrees that Weiser shall have the sole right to deliver the Put Notice. For the sake of clarity, the parties acknowledge that this
           Section 4.1 has been amended in order to permit the Buyers to exchange the Purchased Shares. In order to put CCL in the same position as it was prior to such sale, the 'put' provided for under this Section 4.1 shall apply to the Wyndham/CSMC Shares, which were acquired by the Buyers at the time of and in connection with the exchange of the Purchased Shares."

           (b) All references contained in the Sections 4.2 and 4.4 of the Purchase Agreement to "Purchased Shares" are hereby deleted and replaced in their entirety with "WYNDHAM/CSMC
Shares".

           (c) All references contained in Article V of the Purchase Agreement to "fourth anniversary" are hereby deleted and replaced in their entirety with "June 30, 1999".

      4.    Amendments of Each Pledge Agreement.

           (a)   Subsection (a) of Section 1 of each Pledge
Agreement is hereby deleted and replaced in its entirety with the following:

           "(a) the number of shares of Common Stock, par value $.005 per share, of CSMC Management Services Inc., and the number of shares of Series A Redeemable Convertible Preferred Stock, par value $.01 per share, and Series B Redeemable Convertible Preferred Stock, par value $.01 per share, of Wyndham International, Inc. set forth opposite such Debtor's name on Exhibit A to the Amendment of Stock Purchase Agreement and Security and Pledge Agreement dated as of June 15, 1998 (the "Amendment")(collectively the "WYNDHAM/CSMC Shares");";

           (b) Section 2 of each Pledge Agreement is hereby deleted and replaced in its entirety with the following:

           "2.   Stock Purchase Agreement.  This Agreement was
           executed and delivered pursuant to the terms, conditions and requirements of the Stock Purchase Agreement dated as of November 30, 1994, as amended (the "Purchase Agreement") pursuant to which Secured Party sold certain shares of common stock of CHC International, Inc. to Debtor. As of the date of the Amendment, Debtor exchanged of all of such shares of CHC International, Inc. for the Wyndham/CSMC Shares and substituted such shares as Collateral hereunder. The security interests herein granted ("Security Interests") shall secure full payment and performance of: (a) that certain Promissory Note dated November 30, 1994 made by Debtor and payable to Secured Party (the "Original Note"), which obligation has been renewed pursuant to that certain Renewal Promissory Note dated June 15, 1998 made by Debtor and payable to Secured Party (the "Note"); and (b) the due and punctual observance and performance of each and every agreement, covenant and condition on Debtor's part to be observed or performed under this Agreement and the Note (all of which debts, duties, liabilities and obligations hereinbefore described and covered by this Agreement and the Note are hereinafter referred to as the "Obligation")."

      5. Representations and Warranties. Each Buyer hereby represents and warrants to CCL and covenants for the benefit of CCL as follows:

           (a) Each Buyer is the sole legal and equitable owner of the Wyndham/CSMC Shares described on Exhibit A hereto free from any adverse claim, lien, security interest, encumbrance or other rights, title or interest of any person, except for (i) the security interest created by the Pledge Agreement, as amendment hereby; (ii) as described in Section 5(d) hereof; and
(iii) claims arising under the Merger Documents.

           (b)   Except for the Wyndham Shares described in
Section 5(d) below, each Buyer has delivered to CCL all stock certificates evidencing the Wyndham/CSMC Shares pledged and assigned as contemplated under this Amendment, together with duly executed stock powers in blank.

           (c) The amount outstanding under the Renewal Note is intended by the Buyers to be and remain fully secured by the Pledge Agreement and each Buyer hereby expressly reaffirms the representations and warranties set forth in the Pledge Agreement.

           (d) Immediately upon the release of the Wyndham Shares withheld from delivery by Wyndham pursuant to Section 8 of that certain Stockholder Indemnification Agreement by and among Wyndham and each of the Buyers and the other stockholders of CHC, each Buyer agrees to deliver to CCL all stock certificates actually released by Wyndham, which shares evidenced thereby have been pledged and assigned as contemplated under this Amendment, together with duly executed stock powers in blank.

      6. Agreement. All parties agree that, except as provided in this Amendment, all other terms and conditions of the Purchase Agreement and Pledge Agreement remain in full force and effect.

      7. Counterparts. This Amendment may be executed in any number of counterparts and by the separate parties to this Amendment in separate counterparts, all of which shall be deemed to be an original and one and the same instrument.

      8. Effective Date. Notwithstanding the date of this Amendment, this Amendment shall not become effective until, and shall become effective simultaneously with, the closing of the transaction contemplated by the Merger Documents.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered as of the day and year first above written.

                                      CARNIVAL CORPORATION

                                      By:/s/ Gerald R. Cahill
                              Print Name: Gerald R. Cahill
                              Title: Senior Vice President and CFO

                                   /s/ Sherwood M. Weiser
                                   SHERWOOD M. WEISER


                                   /s/ Donald E. Lefton
                                   DONALD E. LEFTON


                                   /s/ Thomas F. Hewitt
                                   THOMAS F. HEWITT


                                   /s/ Peter Sibley
                                   PETER SIBLEY


                                   /s/ W. Peter Temling
                                   W. PETER TEMLING


                                   /s/ Robert B. Sturges
                                   ROBERT B. STURGES



                            EXHIBIT A

                       WYNDHAM/CSMC SHARES



                               CSMC           Wyndham      Wyndham
                           Management        Series A      Series B
Name of Buyer                 Shares          Shares        Shares

Weiser                       859,248         138,088        138,088
Lefton                       859,248         138,088        138,088
Sibley                       318,394          51,169         51,169
Hewitt                       318,394          51,169         51,169
Sturges                      127,358          20,467         20,467
Temling                      127,358          20,467         20,467
TOTAL                      2,610,000         419,448        419,448